SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021 (April 15, 2021)

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2481 Manana Drive Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2021, the Board of Directors (“Board”) of Dave & Buster’s Entertainment, Inc. (the “Company”) appointed Atish Shah, 48, to the Board and the Audit Committee of the Board, in each case effective immediately. The Board determined Mr. Shah to be an independent director and also designated him as an Audit Committee Financial Expert. Following Mr. Shah’s appointment to the Board, the size of the Board will be eleven directors. Following Mr. Shah’s appointment to the Audit Committee, the composition of the Audit Committee is now as follows: James Chambers, Hamish A. Dodds, Jonathan S. Halkyard, Atish Shah and Kevin M. Sheehan.

Mr. Shah is Executive Vice President, Chief Financial Officer and Treasurer of Xenia Hotels & Resorts, Inc., where he has worked since April 2016. From 2009 to 2016, Mr. Shah worked at Hyatt Hotels Corporation, where he held various leadership positions including Senior Vice President and Interim CFO (2015-2016) and Senior Vice President, Strategy, FP&A, Investor Relations (2012-2016). Prior to Hyatt Hotels, Mr. Shah served as Senior Vice President – Portfolio Management at Lowe Enterprises. From 1998 to 2007, Mr. Shah worked for Hilton Hotels Corporation in a variety of finance roles. He began his career in the hospitality consulting practice of Coopers & Lybrand, LLP (n/k/a PwC). Mr. Shah earned an MBA from The Wharton School of the University of Pennsylvania, a Master of Management in Hospitality from Cornell University and a B.S. with honors from Cornell University. Mr. Shah brings his skills in leadership, finance, strategy, hospitality, governance, global, franchise and e-commerce to the Board.

There are no arrangements or understandings between Mr. Shah and any other person pursuant to which he was appointed. Mr. Shah’s compensation for his service as non-employee director will be consistent with that of the Company’s other non-employee directors. Mr. Shah is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

On April 21, 2021, the Company issued a press release announcing the appointment of Mr. Shah to the Board. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

As previously disclosed, Mr. Halkyard and Mr. King are completing their current terms and not standing for re-election at the 2021 Annual Shareholder Meeting. Following the election of Board members at the 2021 Annual Shareholder Meeting, the size of the Board will be reduced to nine directors.

On April 15, 2021, the Compensation Committee of the Board approved a new program for fiscal 2021 under the Company’s Amended and Restated 2014 Omnibus Incentive Plan composed of performance-based Market Stock Units (“MSUs”), performance-based Restricted Stock Units (“PSUs”) and time-based Restricted Stock Units (“RSUs”) with updated terms from our prior MSU and RSU agreements. The Company will be using the updated forms of Market Stock Unit Award Agreement (the “MSU Award Agreement”), Restricted Stock Unit Award Agreement – Performance Based (the “PSU Award Agreement”) and Restricted Stock Unit Award Agreement – Time Based (the “RSU Award Agreement”), each of which are filed herewith, for these awards. This summary is not intended to be complete and is qualified in its entirety by reference to the form of MSU Award Agreement, PSU Award Agreement, and RSU Award Agreement which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Form of Market Stock Unit Agreement, by and between Dave & Buster’s Entertainment, Inc. and various employees of the Company.
10.2	Form of Restricted Stock Unit Agreement – Performance Based, by and between Dave & Buster’s Entertainment, Inc. and various employees of the Company.
10.3	Form of Restricted Stock Unit Agreement – Time Based, by and between Dave & Buster’s Entertainment, Inc. and various employees of the Company.
99.1	Press release dated April 21, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: April 21, 2021	By:	/s/ Robert W. Edmund
Robert W. Edmund
Senior Vice President, General Counsel and Secretary